UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2811 Cahuenga Blvd West Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (323) 472-5461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on April 12, 2013, on such date Mandalay Digital Group, Inc. (the “Company”), through its indirect, wholly-owned subsidiary, Digital Turbine Australia Pty Ltd (“DT Australia”), acquired all of the issued and outstanding stock of Mirror Image International Holdings Pty Ltd and subsidiaries thereof (the "MIA Transaction"). Pursuant to the terms of the MIA Transaction, a portion of the purchase price was comprised of a promissory note issued by DT Australia, payable to a nominee of the sellers, Zingo (Aust) Pty Ltd, in the principal amount of AUD$2,280,000 (the “DT Australia Note”).

On July 11, 2013, the parties to the DT Australia Note entered into an Amendment No. 1 to the DT Australia Note (the "Amendment”) the material terms of which are as follows: (1) the Company repaid AUD$280,000 of principal and AUD$34,200 of interest under the DT Australia Note; (2) the parties amended the maturity date for the payment of the remaining AUD$2,000,000 of principal from 90 to 150 days from the date of entry into the DT Australia Note; (3) the Company issued 59,964 shares of the Company’s common stock (the “New Common Stock”) to the noteholders or their appointees as consideration for the extension of the maturity date; (4) the Company agreed to file a resale registration statement on Form S-1 or S-3 with the Securities and Exchange Commission covering the New Common Stock prior to August 31, 2013, otherwise the Company agrees to repurchase the New Common Stock at a price equal to the closing price of the New Common Stock on the date of issuance thereof; and (5) the Company agreed in the event that, prior to the maturity date, the Company enters into an equity financing pursuant to which shares of the Company’s common stock are issued at a price less than the MIA Transaction issue price, then the Company will issue to the noteholders additional shares of Company’s common stock in order to compensate for any differential in value (for shares issued in the MIA Transaction as well as pursuant to the Amendment), subject to a share cap in order to ensure compliance with the Nasdaq shareholder approval regulations. The parties agreed upon certain points clarifying their intent in the Amendment in an e-mail acknowledgement effective as of the date of the Amendment, which such acknowledgement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Other than as amended by the Amendment and the acknowledgement, all other terms under the stock purchase agreement and other documents comprising the MIA Transaction remain in full force and effect, without modification.

The New Common Stock will be issued in a private offering under Section 4(2) of the Securities Act of 1933 or Regulation D or Regulation S thereunder.

The foregoing description of the Amendment and the acknowledgement do not purport to be complete and are qualified in their entirety by reference to the Amendment and the acknowledgement, copies of which are appended hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Although the shares issued under the Amendment constitute less than five percent of the Company’s outstanding shares, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for added certainty.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to the Convertible Note Deed, dated July 11, 2013, by and between DT Australia, the Company and Zingo (Aust) Pty Ltd.
10.2	E-mail acknowledgement, effective as of July 11, 2013 regarding the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: July 17, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Convertible Note Deed, dated July 11, 2013, by and between DT Australia, the Company and Zingo (Aust) Pty Ltd.
10.2	E-mail acknowledgement, effective as of July 11, 2013 regarding the Amendment.